Exhibit 99.2

From: Darren Huston
To: All Priceline Group Employees
Subject: The Priceline Group Agrees to Acquire OpenTable
When: June 13th @ 5:00am PT/ 8:00am ET/ 2:00pm CET (as the press release crosses the wire)

Priceline Group Team —

Today we announced some very exciting news for The Priceline Group, and I’d like to share some additional details with you.

As you may have already seen, The Priceline Group signed an agreement to acquire OpenTable, the world’s leading provider of online restaurant reservations.  With 15 years of experience creating, leading, and innovating in the online restaurant reservation space, OpenTable is a truly premium internet brand and we couldn’t be more excited to bring the OpenTable team into the Priceline Group family.

Across the world, our businesses operate with a shared focus on delivering the best online booking experiences for our customers and building win-win relationships with our global partners. OpenTable’s roots are grounded in these same principles — delivering a supreme digital experience for their diners and world-class solutions for their restaurant partners.  Through this shared foundation, we see many opportunities to leverage our collective assets and skills to enhance the online booking experience for customers and augment the caliber of solutions we deliver to our partners — now extending from hotels, rental cars, and airlines to restaurants as well.  More specifically, we see direct opportunities to help drive OpenTable’s international expansion, cross-promote our brands to our collective customers, as well as share cutting-edge innovations in mobile and payments.

This week, we announced two important deals:  buuteeq and OpenTable.  Both deals have been considered for some time and having them happen in the same week is an amazing coincidence.  In such an exceptional week, it is worth noting what really has driven our growth over time:  Not big deals or fancy strategy but rather you, and the work you do every day.  The same will ultimately be true for buuteeq and now OpenTable.  The vast majority of our value in the market comes from how we compete and constantly reinvent our businesses.  In that respect, and knowing what you can achieve, I couldn’t be more excited about the opportunities still standing in front of each of our businesses — from customer loyalty, to mobile growth, to new market expansion, to new product development.  If we all come to work every day, both hungry and humble, and we collectively work hard on each part of the puzzle we own, we will achieve unimaginable things together.

I’ll close with a reminder that today’s news signifies a signed agreement between OpenTable and The Priceline Group.  We are currently expected to close the deal in Q3 of this year. Until then, OpenTable will remain a separate company and integration efforts will not begin until after we close.

We’ll keep you informed as details unfold, and I look forward to answering any of your questions during our next global company meeting.

Best,
Darren

Information About Forward-Looking Statements

This communication contains forward-looking statements. These forward-looking statements reflect the views of The Priceline Group’s and OpenTable’s management regarding current expectations and projections about future events and the ability of The Priceline Group and OpenTable to complete the transactions contemplated by the merger agreement, including the parties’ ability to satisfy the conditions to the consummation of the tender offer and the other conditions set forth in the merger agreement, and are based on currently available information and current foreign currency exchange rates. These forward-looking statements are not guarantees of future performance and are subject to risks, uncertainties and assumptions that are difficult to predict; therefore, actual results may differ materially from those expressed, implied or forecasted in any such forward-looking statements. Expressions of future goals and similar expressions including, “may,” “will,” “should,” “could,” “expects,” “plans,” “anticipates,” “intends,” “believes,” “estimates,” “predicts,” “potential,” “targets,” or “continue,” reflecting something other than historical fact are intended to identify forward-looking statements. The proposed transaction has not closed, and the following factors, among others, could cause actual results to differ materially from those described in the forward-looking statements: the possibility that expected benefits of the transaction may not be achieved in a timely manner or at all; revenues following the transaction may be lower than expected; disruption from the transaction may adversely affect OpenTable’s relationships with its customers, business partners or employees; the conditions to the completion of the transaction may not be satisfied in a timely manner or at all; and the other factors described in The Priceline Group’s and OpenTable’s most recent Quarterly Report on Form 10-Q and Annual Report on Form 10-K filed with the Securities and Exchange Commission. Unless required by law, neither The Priceline Group nor OpenTable undertakes any obligation to update publicly any forward-looking statements, whether as a result of new information, future events or otherwise.

Additional Information

The tender offer described in this communication (the “Offer”) has not yet commenced, and this communication is neither an offer to purchase nor a solicitation of an offer to sell any shares of the common stock of OpenTable or any other securities. On the commencement date of the Offer, a tender offer statement on Schedule TO, including an offer to purchase, a letter of transmittal and related documents, will be filed with the United States Securities and Exchange Commission (the “SEC”) by The Priceline Group and a Solicitation/Recommendation Statement on Schedule 14D-9 will be filed with the SEC by OpenTable. The offer to purchase shares of OpenTable common stock will only be made pursuant to the offer to purchase, the letter of transmittal and related documents filed as a part of the Schedule TO. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ BOTH THE TENDER OFFER STATEMENT AND THE SOLICITATION/RECOMMENDATION STATEMENT REGARDING THE OFFER, AS

THEY MAY BE AMENDED FROM TIME TO TIME, WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. The tender offer statement will be filed with the SEC by The Priceline Group, Inc. and Rhombus, Inc., a wholly-owned subsidiary of the Priceline Group, and the solicitation/recommendation statement will be filed with the SEC by OpenTable. Investors and security holders may obtain a free copy of these statements (when available) and other documents filed with the SEC at the website maintained by the SEC at www.sec.gov or by directing such requests to the Information Agent for the Offer, which will be named in the tender offer statement.